                                                                    EXHIBIT 10.6

                                   MEMORANDUM

TO:       Johnny Edwards

FROM:     Lyle Kuntz

DATE:     October 2, 1995

SUBJECT:  Compensation Memorandum
          Regarding Employment as ERT Employee


                                                           STRICTLY CONFIDENTIAL

Dear Johnny:

You will serve in the capacity of Engineering Manager of ERT, evaluating business opportunities and recommending acquisitions for ERT to the best of your ability. You will keep the President fully informed on all key matters, obtain prior approval from the President on any commitments to be made on behalf of ERT and will at all times endeavor to implement the instructions and directions given to you by the President.

You may terminate your employment at will. The President may terminate your employment at any time without cause or explanation.

You will be compensated based on your selection of the following options:

         Annual salary at the rate of $84,000, adjusted annually on May 1 based on changes in the Consumer Price Index, paid twice monthly and.

                  a) In addition to your annual salary, a Discretionary Bonus of up to 100% of the annual salary will be paid based on the sole discretion of ERT's B.O.D. Consideration will be given to, but not be limited to, company performance, property enhancement, acquisition evaluation volume

         or

                  b) Profit Sharing based on ERT's financial results, as described as follows:

Under the Profit Sharing option (b) above, you will earn a Profit Sharing amount (in addition to your base salary) equal to 4% of the pre-tax net income of ERT for the calendar year. When your Profit Sharing amount in any calendar year reaches $200,000, a percentage of any Profit Sharing in excess of $200,000 will be adjusted downward representing a sliding scale according to the following schedule:

Johnny E. Edwards
Page - 2 -
September 26, 1995

                CALENDAR YEAR
                PROFIT SHARING                            SET ASIDE*
     ------------------------------------- --------------------------------------
              $200,000 - 300,000                             10%
     ------------------------------------- --------------------------------------
               300,000 - 400,000                             30%
     ------------------------------------- --------------------------------------
               400,000 and over                              50%
     ------------------------------------- --------------------------------------

                  * The "Set Aside" referenced above will be distributed (at the discretion of ERT's Board of Directors) to other ERT employees who are not entitled to Profit Sharing.

         Pre-tax net income, for purposes of this Agreement, will include all revenues and all expenses incurred or accrued by ERT except for income tax and any accruals for Profit Sharing. Depreciation, depletion and amortization expenses will be computed in accordance with common oil and gas industry and purchase accounting practice over the life of the acquired reserves, as appropriate. These results will be accounted for in accordance with Generally Accepted Accounting Principals (GAAP), as determined by ERT's third party auditors.

Profit Sharing or Discretionary Bonus proceeds will be distributed to you within four (4) weeks of finalizing ERT's year end audit, subject to any withholdings determined by ERT's Board as a result of Auditor's notes to the financial statements. Should your employment be terminated, you will be entitled to Profit Sharing through your termination date.

You will be entitled to vacation and other benefits offered to Cal Dive employees, in accordance with Cal Dive's written plans and policies as amended from time to time.

If this memorandum represents the agreed compensation arrangement, please select your bonus option; sign one copy and return it to me.


   /s/ JOHNNY EDWARDS                        /s/   LYLE KUNTZ
-------------------------------------      ------------------------------------
Johnny Edwards                             Lyle Kuntz, President
Energy Resource Technology, Inc.           Energy Resource Technology, Inc.



        Profit Sharing
-------------------------------------
Discretionary Bonus or Profit Sharing



         11/7/95                                     11/13/95
---------------------------                ---------------------------
Date                                       Date